Exhibit 99.1

Consent of Person About to Become a Director

The undersigned hereby consents to being named in the Registration Statement on Form F-1 (File No. 333-143395) filed by MF Global Ltd. and in the related Prospectus forming a part thereof, and any amendment thereto (including any post-effective amendment and any Registration Statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933), as a person who will become a director of MF Global Ltd.

/s/ EDWARD L. GOLDBERG Edward L. Goldberg